Exhibit 10.9

REGISTRATION RIGHTS AGREEMENT

made as of June 10, 2016

by and among

Hadley Harbor Master Investors (Cayman) L.P.

c/o Wellington Management Company LLP

280 Congress Street Boston, MA 02210, USA

(“Wellington”)

Franklin Strategic Series – Franklin Biotechnology Discovery Fund

Franklin Advisers, Inc.

One Franklin Parkway

San Mateo, CA 94403, USA

(“Franklin Strategic”)

Franklin Templeton Investment Funds –

Franklin Biotechnology Discovery Fund

Franklin Advisers, Inc.

One Franklin Parkway

San Mateo, CA 94403, USA

(“Franklin Templeton”)

(Franklin Strategic and Franklin Templeton together “Franklin”)

Clough Healthcare Master Fund, L.P.

c/o Clough Capital Partners L.P.

One Post Office Square, 40th Floor

Boston, MA 02109, USA

(“Clough Healthcare”)

Clough Global Opportunities Fund

c/o Clough Capital Partners L.P.

One Post Office Square, 40th Floor

Boston, MA 02109, USA

(“Clough Opportunities”)

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Clough Global Equity Fund

c/o Clough Capital Partners L.P.

One Post Office Square, 40th Floor

Boston, MA 02109, USA

(“Clough Equity”)

(Clough Healthcare, Clough Opportunities and Clough Equity together “Clough”)

OrbiMed Partners II, LP

601 Lexington Avenue, 54th Floor

New York, NY 10022

(“OrbiMed II”)

OrbiMed Partners Master Fund Limited

601 Lexington Avenue, 54th Floor

New York, NY 10022

(“OrbiMed Master”)

(OrbiMed II and Orbimed Master together “OrbiMed”)

New Leaf Growth Fund I, L.P.

New Leaf Venture Partners, L.L.C.

7 Times Square, Suite 3502

New York, NY 10036

(“NLV”)

Novo A/S

Tuborg Havnevej 19

DK 2900 Hellerup

(“Novo A/S”)

Vivo Capital Fund VIII, L.P.

575 High Street, Suite 201

Palo Alto, CA 94301, USA

(“Vivo Capital”)

Vivo Capital Surplus Fund VIII, L.P.

575 High Street, Suite 201

Palo Alto, CA 94301, USA

(“Vivo Surplus”)

(Vivo Capital and Vivo Surplus together “Vivo”)

an “Initial Holder”),

and

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Crispr Therapeutics AG

Aeschenvorstadt 36,

4051 Basel, Switzerland

(“Company”)

(each a “Party”, all together the “Parties”)

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CRISPR THERAPEUTICS AG

REGISTRATION RIGHTS AGREEMENT

RECITALS

WHEREAS, the Initial Holders are holders of the Company’s Preferred Shares and/or Common Shares issued upon the conversion thereof; and

WHEREAS, the Company and the Initial Holders hereby agree that this Registration Rights Agreement shall govern the rights of the Initial Holders to cause the Company to register certain Common Shares issued or issuable to the Initial Holders and shall govern certain other matters as set forth in this Registration Rights Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, the Parties, intending to be legally bound, do hereby agree as follows:

This Registration Rights Agreement shall become automatically effective (such date, the “Effective Date”), without the action of any Party hereto, upon the termination of the Shareholders’ Agreement, dated April 13, 2015, by and among the Company and the Shareholders (as amended, the “Shareholders’ Agreement”) pursuant to Section 23.2 thereof.

SECTION 1

DEFINITIONS

1.1 Certain Definitions

As used in this Registration Rights Agreement, the following terms shall have the meanings set forth below:

(a) “Articles of Association” shall mean the Articles of Association of the Company as amended from time to time.

(b) “Commission” shall mean the United States Securities and Exchange Commission or any other federal agency in the United States at the time administering the Securities Act.

(c) “Common Shares” shall mean the common shares of the Company with a nominal value of CHF 0.10 each per Common Share, and having no preference rights.

(d) “Control” shall mean, with respect to any Person, (a) the possession, directly or indirectly, of the power to direct or cause to direct the board of directors or the management of such Person through the ownership of voting shares or other rights, by contract or otherwise, or (b) the ownership, directly or indirectly, of a majority of the voting shares or equity interests in such Person.

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(e) “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(f) “Holder” shall mean any Shareholder who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Registration Rights Agreement have been duly and validly transferred in accordance with Section 2.12 of this Registration Rights Agreement.

(g) “Indemnified Party” shall have the meaning set forth in Section 2.6(c).

(h) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c).

(i) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than 66 2/3% of the outstanding Registrable Securities.

(j) “IPO” shall mean the closing of a firmly underwritten initial public offering of the Common Shares that is pursuant to a registration statement under the Securities Act.

(k) “Preferred Shares” shall mean the Series A-1, Series A-2 and Series A-3 Preferred Shares and Series B Preferred Shares.

(l) “Registrable Securities” shall mean (i) Common Shares issued or issuable pursuant to the conversion of the Shares and (ii) any Common Shares issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Shares described in clause (i) or (ii) above which have been: (x) acquired pursuant to Special Mandatory Conversion set forth in Section 19.2 of the Shareholders’ Agreement, (y) previously registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or (z) which have been sold in a private transaction in which the transferor’s rights under this Registration Rights Agreement are not validly assigned in accordance with this Registration Rights Agreement.

(m) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(n) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Registration Rights Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one special counsel for all Holders (in an amount not to exceed $35,000 for such special counsel), blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of any other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(o) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(a).

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(p) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(q) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(r) “Securities Act” shall mean the United States Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(s) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

(t) “Series A-1 Preferred Shares” shall mean the Series A-1 preferred shares (Vorzugsaktien der Serie A-1 / actions privilégiées série A-1) with a nominal value of CHF 0.10 each per Series A-1 Preferred Share, and having the preference rights set forth in the Articles of Association.

(u) “Series A-2 Preferred Shares” shall mean the Series A-2 preferred shares (Vorzugsaktien der Serie A-2 / actions privilégiées série A-2) with a nominal value of CHF 0.10 each per Series A-2 Preferred Share, and having the preference rights set forth in the Articles of Association.

(v) “Series A-3 Preferred Shares” shall mean the Series A-3 preferred shares (Vorzugsaktien der Serie A-3 / actions privilégiées série A-3) with a nominal value of CHF 0.10 each per Series A-3 Preferred Share, and having the preference rights set forth in the Articles of Association.

(w) “Series B Preferred Shares” shall mean the Series B preferred shares (Vorzugsaktien der Serie B / actions privilégiées série B) with a nominal value of CHF 0.10 each per Series B Preferred Share, and having the preference rights set forth in the Articles of Association.

(x) “Shares” shall mean the Preferred Shares.

(y) “Shareholder” shall mean any holder of Shares who is a party to this Registration Rights Agreement.

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SECTION 2

REGISTRATION RIGHTS

2.1 Requested Registration

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) the three (3) year anniversary of the date of the Investment Agreement, dated June 10, 2016, by and among the Company and the other parties thereto (the “Investment Agreement”) or (B) one hundred eighty (180) days following the effective date of the registration statement filed by the Company for an IPO (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than $10,000,000;

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) After the Company has initiated two such registrations pursuant to this Section 2.1;

(v) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3;

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(vii) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company); or

(viii) If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (b)(vii) above to firmly underwrite the offer.

(c) Deferral. If (i) in the good faith judgment of the Board of Directors of the Company (the “Board”), the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the taking of any action with respect to the filing of such registration statement at such time, and (ii) the Company furnishes to Holders requesting a registration pursuant to Section 2.1 a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer taking action with respect to the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than twice in any twelve-month period.

(d) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders subject to the consent of the Company.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be allocated among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the

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registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(d), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

2.2 Company Registration

(a) Company Registration. If the Company shall determine to register any of its securities under the Securities Act in connection with a public offering of securities for cash either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion and (iii) third, to any other stockholder requesting to include shares held by such stockholder in such registration statement based on the pro rata percentage of shares held by such stockholders, assuming conversion.

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Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.2(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3

(a) Request for Form S-3 Registration. After its IPO, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and 2.1(a)(ii).

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);

(ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $2,000,000; or

(iii) If, in a given twelve-month period, the Company has effected one (1) such registration in such period.

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(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(d) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration

All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5 Registration Procedures

In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

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(e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Shares, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6 Indemnification

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, accountants and investment advisers and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, for such Holder, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, accountants and investment advisers and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such

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claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel, accountants or investment advisers, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Holder of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Holder and relating to action or inaction required of the Holder in connection with any offering covered by such registration, qualification or compliance, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use in connection with such registration, qualification or compliance; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the

Registration Rights Agreement re Crispr Therapeutics AG	14

extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, in no event shall a Holder’s liability pursuant to this Section 2.6(d), when combined with amounts paid or payable by such Holder pursuant to Section 2.6(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.7 Information by Holder

Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer

(a) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Registration Rights Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING

Registration Rights Agreement re Crispr Therapeutics AG	15

A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(b) Each Holder, by acceptance of ownership of Restricted Securities, agrees to comply in all respects with the provisions of this Section 2.8. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company, subject to any other restrictions or obligations arising pursuant to Section 2.12 of this Registration Rights Agreement. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to a Permitted Transferee for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.8. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth above, except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(c) “Permitted Transferee” means:

(i) If the original transferor is a Shareholder being a corporate body (irrespective of its corporate form), any corporate body over which Control is exerted by, or which has Control over, or which is under the same Control as the original transferor;

(ii) (x) a parent, subsidiary or other affiliate of the Shareholder, if the Shareholder is a corporation, (y) any of the Shareholder’s partners,, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Shareholder’s partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) a venture capital fund or another investment fund or account that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Shareholder; and

Registration Rights Agreement re Crispr Therapeutics AG	16

(iii) If the original transferor is an individual, (i) any member of his or her immediate family (which shall be deemed to comprise parents, grandparents, children (whether legitimate or not), grandchildren, siblings and children and grandchildren of siblings); or (ii) any trustee from time to time of any trust of which all the beneficiaries are members of his or her immediate family; or (iii) any corporate body which is under the original transferor’s or any of his or her Permitted Transferees’ Control.

2.9 Rule 144 Reporting

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement

In connection with the Company’s initial public offering, each Holder shall execute a lock-up agreement in substantially the form attached hereto as Annex A; provided that all officers, directors, and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Shares (after giving effect to conversion into Common Shares of all outstanding Preferred Shares) are subject to the same restrictions. Such form cannot be amended without the consent of each Holder that alone or together with its Affiliates initially acquired at least 100,000 Preferred Shares.

2.11 Delay of Registration

No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

Registration Rights Agreement re Crispr Therapeutics AG	17

2.12 Transfer or Assignment of Registration Rights

The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to a transferee or assignee that is a (i) Permitted Transferee; or (ii) after such transfer, holds alone or together with its Affiliates not less than 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of this Registration Rights Agreement, and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee agrees in a written instrument to be bound by and subject to the terms, conditions and obligations of this Registration Rights Agreement.

2.13 Limitations on Subsequent Registration Rights

From and after the date of the Investment Agreement, the Company shall not, without the prior written consent of Holders holding at least a 66 2/3% of the Registrable Securities (excluding any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to this Section 2 have terminated in accordance with Section 2.14), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights

The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of: (i) such date, on or after the closing of the Company’s first registered public offering of Common Shares, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, and (ii) five (5) years after the closing of the IPO.

2.15 Governing Law and Place of Jurisdiction

This Registration Rights Agreement and all disputes including those concerning any statute of limitations, set-off claims, tort claims and interest claims, shall be governed by the laws of Switzerland including all matters of construction and validity, without giving effect to its conflict of laws provisions. The ordinary courts at the place of the registered offices of the Company shall have exclusive jurisdiction with regard to any dispute arising between the Parties out or in connection with this Registration Rights Agreement (including a dispute regarding the construction and validity thereof).

2.16 Notices

Any notice with legal effect given under the provisions of this Registration Rights Agreement by any of the Parties hereto shall be given in English and by registered mail, courier or telefax and shall be sent to the addresses herein above mentioned with an additional copy to the Chairman of the Board. Any change of the above addresses shall be communicated to the other Party pursuant to this Section 2.16 to be validly notified. Any information may be delivered by e-mail. Unless notice is given by registered mail or against return receipt, the notifying Party bears the burden of proof that the notice was timely dispatched or received by the other Party or Parties, respectively.

Registration Rights Agreement re Crispr Therapeutics AG	18

2.17 Modifications

Subject to Section 2.18, any modification and amendment of this Registration Rights Agreement shall be in writing and signed by shareholders representing the majority the Initial Holders. If this Registration Rights Agreement requires a modification or an amendment due to the exit of one or several Shareholders, the Parties undertake to enter into respective bona fide negotiations with each other.

2.18 Severability

In the event that any of the terms or provisions of this Registration Rights Agreement is determined to be invalid or nil/void or if any provision or term of this Registration Rights Agreement shall become invalid or nil/void at any time hereafter, then all other provisions of this Registration Rights Agreement shall remain valid and effective in accordance with their terms. The Parties agree that a provision which shall be determined to be or which shall become invalid or nil/void shall be substituted by another suitable provision which shall maintain the economic purposes of this Registration Rights Agreement. The same shall apply in the case of a contractual gap.

2.19 Entire Agreement

This Registration Rights Agreement together with all documents referred to herein constitute the entire agreement between the Parties with respect to the subject matter of this Registration Rights Agreement and supersede all other prior written and oral agreements of the Parties relating thereto, including Annex 19.8 of the Shareholder’s Agreement from and after the Effective Date.

2.20 General Rule

This Registration Rights Agreement shall apply to all present and future Shares of the Company which are currently owned by the Shareholders or which will be acquired at any time during the term of this Agreement by the Shareholders or future shareholders of the Company. This Registration Rights Agreement shall also apply to shares received in the process of a de-merger of the Company or as dividend in kind from the Company.

2.21 Counterparts

This Registration Rights Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

2.22 Titles and Subtitles

The titles and subtitles used in this Registration Rights Agreement are for convenience only and are not to be considered in construing or interpreting this Registration Rights Agreement.

Registration Rights Agreement re Crispr Therapeutics AG	19

2.23    Delays or Omissions

No delay or omission to exercise any right, power, or remedy accruing to any party under this Registration Rights Agreement, upon any breach or default of any other party under this Registration Rights Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Registration Rights Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

IN WITNESS WHEREOF the Parties have caused this Agreement to be duly executed as of the date first written above.

[Signature page following]

Registration Rights Agreement re Crispr Therapeutics AG	20

Signatures

Place/Date:	June 10, 2016	Place/Date:	San Mateo, CA 6/10/16

Hadley Harbor Master Investors (Cayman) L.P.		Franklin Strategic Series – Franklin Biotechnology Discovery Fund

By: Wellington Management Company LLP, its investment adviser		By: Franklin Advisers, Inc., its investment manager

By:	/s/ Emily Babalas	By:	/s/ Evan McCulloch

Name:	Emily Babalas	Name:	Evan McCulloch

Title:	Managing Director and Counsel	Title:	Senior Vice President

Place/Date:	San Mateo, CA 6/10/16	Place/Date:	6/10/2016

Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund		Clough Healthcare Master Fund, L.P.

By: Franklin Advisers, Inc., its investment manager		By: Clough Capital Partners L.P., its investment manager

By:	/s/ Evan McCulloch	By:	/s/ Daniel J. Gillis

Name:	Evan McCulloch	Name:	Daniel J. Gillis

Title:	Senior Vice President	Title:	Chief Compliance Officer

Registration Rights Agreement re Crispr Therapeutics AG	21

Place/Date:	6/10/2016	Place/Date:	6/10/2016

Clough Global Opportunities Fund		Clough Global Equity Fund

By: Clough Capital Partners L.P., its investment adviser		By: Clough Capital Partners L.P., its investment adviser

By:	/s/ Daniel J. Gillis	By:	/s/ Daniel J. Gillis

Name:	Daniel J. Gillis	Name:	Daniel J. Gillis

Title:	Chief Compliance Officer	Title:	Chief Compliance Officer

Place/Date:	NY, NY 6/10/16	Place/Date:	NY, NY 6/10/16

OrbiMed Partners II, L.P.		OrbiMed Partners Master Fund Limited

By: OrbiMed Advisors LLC, its General Partner		By: OrbiMed Capital LLC, solely in its capacity as Investment Advisor

By:	/s/ Geoff Hsu	By:	/s/ Geoff Hsu

Name:	Geoff Hsu	Name:	Geoff Hsu

Title:	Member	Title:	Member

Place/Date:	Place/Date:	Hellerup 6/13/16

New Leaf Growth Fund I, L.P.		Novo A/S

By: New Leaf Growth Associates I, L.P.

Its: General Partner

By: New Leaf Venture Management III, L.L.C.

Its: General Partner

By:	/s/ Craig L. Slutzkin	By:	/s/ Thomas Dyrberg

Name:	Craig L. Slutzkin	Name:	Thomas Dyrberg

Title:	Chief Financial Officer	Title:	Managing Partner, Novo A/S

Registration Rights Agreement re Crispr Therapeutics AG	22

Place/Date:	Place/Date:

Vivo Capital Fund VIII, L.P.		Vivo Capital Surplus Fund VIII, L.P.

By: Vivo Capital VIII, LLC		By: Vivo Capital VIII, LLC

Its: General Partner		Its: General Partner

By:	/s/ Chen Yu	By:	/s/ Chen Yu

Name:	Chen Yu	Name:	Chen Yu

Title:	Managing Member	Title:	Managing Member

Place/Date:	June 10, 2016

Crispr Therapeutics AG

By:	/s/ Rodger Novak

Name:	Rodger Novak

Title:	CEO

Annex A

Lock-up Agreement

[letterhead of officer, director or major shareholder of

                 issuer]

CRISPR Therapeutics AG

Public Offering of Common Shares

June    , 2016

Citigroup Global Markets Inc.

Piper Jaffray & Co.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), among CRISPR Therapeutics AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of Switzerland (the “Issuer”), and each of you as representatives of a group of underwriters named therein (the “Underwriters”), relating to an underwritten public offering of common shares, nominal value CHF 0.10 per share (the “Common Shares”), of the Issuer (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Piper Jaffray & Co. (together, the “Representatives”), offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Issuer or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period commencing on the date hereof and continuing through 180 days after the date of the Underwriting Agreement (the “Lockup Period”), other than:

(i) sales of Common Shares by the undersigned to the Underwriters pursuant to the Underwriting Agreement;

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(ii) transactions relating to Common Shares or other securities convertible or exercisable into Common Shares purchased in the Offering or acquired in open market transactions after the completion of the Offering;

(iii) transfers of shares of capital stock of the Issuer or any securities convertible into, or exercisable or exchangeable for, such capital stock as a bona fide gift;

(iv) exercise of options or warrants to purchase Common Shares or the receipt of Common Shares upon the vesting of restricted Common Share awards and any related transfer of Common Shares to the Issuer in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or Common Share awards, or as a result of the vesting of such Common Shares, it being understood that all Common Shares received upon such exercise, vesting or transfer will remain subject to the restrictions of this agreement during the Lock-Up Period;

(v) transfers or dispositions of shares of capital stock of the Issuer or any securities convertible into, or exercisable or exchangeable for, such capital stock to the spouse, domestic partner, parent, child or grandchild or first cousin of the undersigned (each, an “Immediate Family Member”) or to a trust formed for the direct or indirect benefit of the undersigned or an Immediate Family Member;

(vi) transfers or dispositions of shares of capital stock of the Issuer or any securities convertible into, or exercisable or exchangeable for, such capital stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or trustee of the undersigned;

(vii) transfers or dispositions of shares of capital stock of the Issuer or any securities convertible into, or exercisable or exchangeable for, such capital stock pursuant to a divorce settlement agreement or decree or a qualified domestic relations order as defined in the United States Employee Retirement Income Security Act of 1974, as amended, or similar foreign laws;

(viii) transfers or dispositions of shares of capital stock of the Issuer or any securities convertible into, or exercisable or exchangeable for, such capital stock to any affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended), limited partners, general partners, limited liability company members or shareholders of the undersigned, or if the undersigned is a corporation to any wholly owned subsidiary of such corporation;

(ix) the establishment of a trading plan pursuant to Rule 10b-5-1 under the Exchange Act for the transfer of Common Shares or securities convertible into or exchangeable for Common Shares, provided that such plan does not provide for the transfer of Common Shares during the Lock-Up Period;

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(x) transfers of Common Shares to the Issuer pursuant to agreements under which the Issuer has the option to repurchase such Common Shares upon termination of the undersigned’s employment with the Issuer, provided that the repurchase price for any such Common Shares shall not exceed the original purchase price paid by the undersigned to the Issuer for such Common Shares; and

(xi) transfers or other dispositions of shares of capital stock of the Issuer or any securities convertible into, or exercisable or exchangeable for, such capital stock prior to the first public filing of the registration statement relating to the Offering;

provided that in each case (other than (i) and (ii)), no filing by any party under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be required or voluntarily made by the undersigned or the recipient during the Lock-Up Period; provided further that, in the case of any transfer pursuant to clause (ii), no filing by any party under Section 16(a) of the Exchange Act shall be required or voluntarily made by the undersigned during the Lock-Up Period; provided further that, in the case of any transfer or distribution pursuant to clauses (iii), (v), (vi), (vii), (viii) and (xi), (a) the recipient agrees to be bound in writing by the same restrictions set forth herein for the duration of the Lock-Up Period and (b) any such transfer shall not involve a disposition for value. Notwithstanding the foregoing, the undersigned may make transfers described in clauses (iii) or (v) above prior to the date that is ten days following the initial public filing with the SEC of the registration statement relating to the Offering, provided that (a) the recipient agrees to be bound in writing by the same restrictions set forth herein for the duration of the Lock-Up Period and (b) any such transfer shall not involve a disposition for value.

If the undersigned is an officer or director of the Issuer, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Common Shares the undersigned may purchase in the Offering.

If the undersigned is an officer or director of the Issuer, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representatives will notify the Issuer of the impending release or waiver, and (ii) the Issuer has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

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The restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares pursuant to a bona fide third-party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of the Common Shares or such other securities pursuant to a change of control of the ownership of the Issuer provided that such transaction is approved by the Issuer’s Board of Directors (including, without limitation, the entry into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Shares or other such securities in favor of any such transaction); provided that, if such tender offer, merger, amalgamation, consolidation or other similar transaction is not completed, any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares subject to this letter agreement shall remain subject to the restrictions contained in this letter agreement. For purposes of this letter agreement, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Issuer, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of the total voting power of the voting stock of the Issuer.

Notwithstanding anything to the contrary contained herein, if any officer or director of the Issuer or record or beneficial owner of any securities of the Issuer other than the undersigned that beneficially owns 1% or more of the outstanding Common Shares of the Issuer (calculated on a pre-Offering as-converted basis) (any such holder of 1% or more of the outstanding Common Shares, a “Major Holder”) is granted an early release from the restrictions described herein during the Lock-Up Period, then the undersigned shall also be granted an early release from its obligations hereunder to the same extent and with respect to the same percentage of securities (relative to the total holdings of the stockholder being released from such restrictions) held by the undersigned (the “Pro-rata Release”); provided, however, that no Pro-rata Release of the undersigned’s shares will occur unless the Representatives have waived such prohibitions with respect to Common Shares, or any securities convertible into or exercisable for Common Shares, held by officers, directors and/or Major Holders valued at $5,000,000 or more in aggregate (based on the closing or last reported sale price of the Common Shares on the date such waiver becomes effective); provided that officers and directors of the Issuer may be released from such restrictions solely due to circumstances of an emergency or hardship, as determined by the Representatives in their sole judgment. The Pro-rata Release shall not be applied in the case of an early release from the restrictions described herein during the Lock-Up Period in connection with an underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of Common Shares (an “Underwritten Sale”), provided that the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s Common Shares or otherwise “piggyback” on a registration statement filed by the Issuer for the offer and sale of its Common Shares, is offered the

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opportunity to participate on a basis consistent with such contractual rights in such Underwritten Sale. The Representatives shall use commercially reasonable efforts to provide notice to the Issuer within three (3) business days upon the occurrence of a release of a shareholder of its obligations under any lock-up agreement executed in connection with the Offering that gives rise to a corresponding release of the undersigned from its obligations hereunder pursuant to the terms of this paragraph, provided that the failure to give such notice shall not give rise to any claim or liability against the Underwriters. For purposes of determining record or beneficial ownership of a shareholder, all Common Shares held by investment funds affiliated with such shareholder shall be aggregated.

This agreement shall automatically terminate and the undersigned shall be released from all obligations under this letter upon the earliest to occur, if any, of (i) the Issuer, on the one hand, or the Representatives, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering, (ii) the Underwriting Agreement being terminated prior to the First Closing Date (as defined in the Underwriting Agreement), (iii) the registration statement filed with the SEC with respect to the Offering being withdrawn and (iv) December 29, 2016, if the Offering has not been completed by such date.

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Yours very truly,

[insert officer, director or shareholder]

By:

Name:

Title:

7